   As Filed With the Securities And Exchange Commission on March 7, 1995;

                          Registration No. 33-57915

- -------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                     ------------------------------------

                               AMENDMENT NO. 1

                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                     ------------------------------------

                              HABERSHAM BANCORP
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

       Georgia                      6025                  58-1563165
    ---------------          --------------------      -------------------
    (State of other           (Primary Standard         (I.R.S. Employer
    jurisdiction of            Industrial Classi-      Identification No.)
     incorporation)            fication Code No.)

                              Highway 441 North
                                P. O. Box 1980
                           Cornelia, Georgia 30531
                                (706) 778-1000
       -----------------------------------------------------------------
         (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)


                           Kathryn L. Knudson, Esq.
                      Powell, Goldstein, Frazer & Murphy
                 Sixteenth Floor, 191 Peachtree Street, N.E.
                           Atlanta, Georgia  30303
                                (404) 572-6600
             -----------------------------------------------------
              (Name, address, including ZIP Code, and telephone
              number, including area code, of agent for service)


Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G check the following box.
                                       ----

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.








                                                           Page 1 of 5 pages.

                        CALCULATION OF REGISTRATION FEE


                                                   Proposed              Proposed
   Title of each class                             maximum               maximum              Amount of
      of securities           Amount to be         offering              aggregate           Registration
    to be registered           registered        price per unit        offering price            Fee
   -------------------       --------------      --------------        --------------        ------------
  Common stock              828,975(1) shares      $10.25(2)            $8,496,994(2)           $2,930(2)(3)



(1) The number of shares being registered assumes that: (i) each holder of Security Bancorp, Inc. common stock elects to receive shares of the Registrant's common stock in the merger described herein, and (ii) the consummation of a five-for-one stock split (in the form of a 400% stock dividend) with respect to the Registrant's outstanding shares of common stock that will be effected following shareholder approval of an increase in the number of authorized shares of the Registrant's common stock at its April 15, 1995 Annual Meeting of Shareholders and prior to the consummation of the merger. The Registrant will deregister any shares that are not issued in the merger, whether as a result of elections by Security shareholders to receive cash in lieu of stock in the merger or the failure of the Registrant's shareholders to approve the increase in the number of authorized shares described above.

(2) In accordance with Rule 457(f)(2), the registration fee is based upon the book value ($10.25) at December 31, 1994 of the shares of Security common stock to be received by the Registrant in connection with the merger.


(3) Previously paid.

This Amendment No. 1 to the Registration Statememt on Form S-4 (Registration No. 33-57915) is being filed solely to add the delaying amendment set forth on the cover page. All other information on the Registration Statement as filed on March 2, 1995 (except for the exhibit list and signature page attached hereto) remains unchanged and has therefore been omitted.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

       (a) Exhibits (See exhibit index immediately preceding the exhibits for the page number where each exhibit can be found)

EXHIBIT
NUMBER                          DESCRIPTION OF EXHIBITS

2(a)   --   Agreement and Plan of Merger, dated as of January 16, 1995, by and between Habersham and Security (included in Appendix A to the Proxy
            Statement/Prospectus and incorporated by reference herein)

2(b)   --   Form of Letter Agreement Regarding Stock Options, dated as of
            January 16, 1995, among Habersham, Security and the Security Option
            Holders named therein (included in Appendix B to the Proxy
            Statement/Prospectus and incorporated by reference herein)

3(a)   --   Amended and Restated Articles of Incorporation (included as Exhibit
            3.1 to the Registrant's Form 10-K for the fiscal year ended
            December 31, 1988, previously filed with the Commission and incorporated by reference herein) (Commission File No. 0-13153)

3(b)   --   Bylaws (included as Exhibit 3.2 to the Registrant's Form 10-K for the fiscal year ended December 31, 1989, previously filed with the Commission and incorporated by reference herein), together with an amendment thereto (included as Exhibit 3.2 to the Registrant's Form
            10-K for the fiscal year ended December 31, 1990, previously filed with the Commission and incorporated by reference herein)
            (Commission File No. 0-13153)

4(a)   --   See Exhibits 3(a) and 3(b) for provisions of the Articles of
            Incorporation and Bylaws of the Registrant defining rights of holders of Common Stock of the Registrant

5      --   Opinion of Powell, Goldstein, Frazer & Murphy, including consent*

8      --   Opinion of Powell, Goldstein, Frazer & Murphy, including consent*


11     --   Statement Regarding Computation of Per Share Earnings**


23(a)  --   Consent of Powell, Goldstein, Frazer & Murphy*


23(b)  --   Consent of Deloitte & Touche LLP**

23(c)  --   Consent of Joseph Decosimo and Company**

23(d)  --   Consent of Alex Sheshunoff & Co. Investment Banking**

24     --   Power of Attorney (see signature page to the Registration
            Statement)**

27     --   Financial Data Schedule**


99     --   Form of Proxy (included in Appendix E to the Proxy
            Statement/Prospectus and incorporated by reference herein)

___________________
 *To be filed by amendment.

**Previously filed.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cornelia, State of Georgia, on March 7, 1995.


                                 HABERSHAM BANCORP

                                 By: /s/ David D. Stovall
                                 -------------------------------------
                                 David D. Stovall
                                 President and Chief Executive Officer





         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on March 7, 1995.



                SIGNATURE                                      TITLE
                ---------                                      -----
                        *                               Chairman of the Board and Director
         -------------------------------
         Thomas A. Arrendale, Jr.

                        *                               Vice Chairman of the Board and Director
         -------------------------------
         Thomas A. Arrendale, III

         /s/ David D. Stovall                           President, Chief Executive Officer and Director
         -------------------------------                (Principal Executive, Financial and Accounting Officer)
         David D. Stovall

                        *                               Director
         -------------------------------
         James Holcomb

                        *                               Director
         -------------------------------
         James A. Stapleton, Jr.

                        *                               Director
         -------------------------------
         Calvin R. Wilbanks




        _______________________________________
        *   By: /s/ David D. Stovall
            ------------------------
            David D. Stovall
            Attorney-in-fact




                                      II-5